Exhibit 99.1

February 9, 2016
Limelight Networks(R) Reports Financial Results for the Fourth Quarter and Full Year of 2015

•	Q4 Revenue of $42.7 million

•	GAAP EPS of $(0.04), Non-GAAP EPS break-even

•	$73.0 million of cash, cash equivalents and marketable securities, up $3.0 million from Q3 2015

•	2016 revenue expected to be between $180 and $195 million
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $42.7 million for the fourth quarter of 2015, up 5 percent, compared to $40.7 million in the fourth quarter of 2014, and up six percent when adjusting for the impact of foreign currency fluctuations.
GAAP gross margins were 41.0% in the fourth quarter of 2015, an increase of 140 basis points from 39.6% in the fourth quarter of 2014, and up 320 basis points from 37.8% in the third quarter of 2015.
On a GAAP basis, Limelight reported a loss from continuing operations of $4.1 million, or $0.04 per basic share, for the fourth quarter of 2015, compared to a loss from continuing operations of $5.0 million, or $0.05 per basic share in the fourth quarter of 2014. Non-GAAP net loss was $0.4 million, or break-even per basic share for the fourth quarter of 2015, compared to a non-GAAP net loss of $2.1 million, or $0.02 per basic share in the fourth quarter of 2014.
EBITDA from continuing operations was $2.1 million for the fourth quarter of 2015, compared to negative $1.2 million for the fourth quarter of 2014. Adjusted EBITDA was $5.3 million for the fourth quarter of 2015 compared to $1.5 million for the fourth quarter of 2014.
For the full year ended December 31, 2015, Limelight reported revenue of $170.9 million compared to $162.3 million for the year ended December 31, 2014. Revenue in 2014 included $11.3 million of revenue from Netflix. Currency fluctuations negatively impacted full year 2015 results by $3.3 million.
GAAP gross margins were 39.9% for the year ended December 31, 2015, compared to 39.1% for the year ended December 31, 2014.
On a GAAP basis, Limelight reported a loss from continuing operations of $24.0 million, or $0.24 per basic share, for the year ended December 31, 2015, compared to a loss from continuing operations of $24.9 million, or $0.25 per basic share, in 2014.
Non-GAAP net loss was $11.2 million, or $0.11 per basic share, for the year ended December 31, 2015, compared to a non-GAAP net loss of $12.3 million, or $0.13 per basic share, in the same period of 2014.
EBITDA from continuing operations was negative $4.8 million for the year ended December 31, 2015, compared to negative $6.5 million for the year ended December 31, 2014. Adjusted EBITDA was $6.9 million for the year ended December 31, 2015, compared to $4.8 million for the year ended December 31, 2014.
Limelight ended the fourth quarter with 509 employees and employee equivalents, down from 556 at the end of the third quarter of 2015, and down from 520 at the end of 2014.
Commenting on the fourth quarter and full year results, Chief Executive Officer, Robert Lento said, “In 2015 we achieved strong operational and financial improvements. Customer Net Promoter Score, customer attrition, network performance, and voluntary employee turnover all saw material improvements. We grew at the top end of the industry ranges, improved our gross margin, and exited the year with a strong quarter. We expect to build on this performance throughout 2016. Our position in the industry remains strong and is improving.”

Exhibit 99.1

"We believe that years of an intensive, anti-competitive legal battle, has adversely affected our equity value, but we also believe it is our responsibility to defend the interests of our company, our talented employees, and our valued customers against predatory tactics. We will continue to vigorously pursue avenues to eliminate or reduce the potential damages in our longstanding patent fight, while remaining focused on driving business performance that will lead to better alignment between our share price and our view of the company's equity value."
Based on current conditions, Limelight is providing revenue guidance of between $180 million and $195 million for 2016. GAAP gross margin is expected to improve by 200 basis points over 2015 results. Non-GAAP net loss is expected to be between $(0.05) and $0.05 per share for 2016.  Capital expenditures are expected to be approximately $20 million dollars.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,680	$57,767
Marketable securities	28,322	35,317
Accounts receivable, net	26,795	22,622
Income taxes receivable	170	237
Deferred income taxes	89	78
Prepaid expenses and other current assets	9,578	9,625
Total current assets	109,634	125,646
Property and equipment, net	36,143	32,636
Marketable securities, less current portion	40	40
Deferred income taxes, less current portion	1,252	1,364
Goodwill	76,143	76,133
Other intangible assets, net	15	1,071
Other assets	2,400	4,451
Total assets	$225,627	$241,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,137	$7,065
Deferred revenue	2,890	3,509
Capital lease obligations	466	223
Income taxes payable	204	248
Other current liabilities	10,857	14,383
Total current liabilities	23,554	25,428
Capital lease obligations, less current portion	1,436	135
Deferred income taxes	137	170
Deferred revenue, less current portion	92	405
Other long-term liabilities	2,311	3,040
Total liabilities	27,530	29,178
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 102,299 and 98,409 shares issued and outstanding at December 31, 2015 and 2014, respectively	102	98
Additional paid-in capital	477,202	464,294
Accumulated other comprehensive loss	(10,812)	(7,786)
Accumulated deficit	(268,395)	(244,443)
Total stockholders’ equity	198,097	212,163
Total liabilities and stockholders’ equity	$225,627	$241,341

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2015	2015	Change	2014	Change	2015	2014	Change
Revenues	$42,739	$42,049	2%	$40,727	5%	$170,912	$162,259	5%
Cost of revenue:
Cost of services (1)	20,388	21,502	(5)%	20,613	(1)%	84,818	82,176	3%
Depreciation — network	4,811	4,636	4%	3,985	21%	17,975	16,673	8%
Total cost of revenue	25,199	26,138	(4)%	24,598	2%	102,793	98,849	4%
Gross profit	17,540	15,911	10%	16,129	9%	68,119	63,410	7%
Gross profit percentage	41.0%	37.8%		39.6%		39.9%	39.1%
Operating expenses:
General and administrative (1)	5,509	6,586	(16)%	6,210	(11)%	25,027	28,176	(11)%
Sales and marketing (1)	8,101	9,489	(15)%	9,103	(11)%	37,868	37,458	1%
Research and development (1)	6,678	7,429	(10)%	6,014	11%	28,016	20,965	34%
Depreciation and amortization	1,005	648	55%	661	52%	2,929	3,529	(17)%
Total operating expenses	21,293	24,152	(12)%	21,988	(3)%	93,840	90,128	4%
Operating loss	(3,753)	(8,241)	(54)%	(5,859)	(36)%	(25,721)	(26,718)	(4)%
Other income (expense):
Interest expense	(25)	—	NA	(6)	317%	(29)	(32)	(9)%
Interest income	86	82	5%	73	18%	317	276	15%
Other, net	(407)	473	(186)%	807	(150)%	1,748	1,821	(4)%
Total other income (expense)	(346)	555	(162)%	874	(140)%	2,036	2,065	(1)%
Loss from continuing operations before income taxes	(4,099)	(7,686)	(47)%	(4,985)	(18)%	(23,685)	(24,653)	(4)%
Income tax expense	46	76	(39)%	22	109%	267	203	32%
Loss from continuing operations	(4,145)	(7,762)	(47)%	(5,007)	(17)%	(23,952)	(24,856)	(4)%
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	—	—	NA	—	NA	—	265	(100)%
Net loss	$(4,145)	$(7,762)	(47)%	$(5,007)	(17)%	$(23,952)	$(24,591)	(3)%
Net loss per share:
Basic and diluted
Continuing operations	$(0.04)	$(0.08)		$(0.05)		$(0.24)	$(0.25)
Discontinued operations	—	—		—		—	—
Total	$(0.04)	$(0.08)		$(0.05)		$(0.24)	$(0.25)

Weighted average shares used in per share calculation:
Basic and diluted	101,391	100,552		98,637		100,105	98,365

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2014	2015	2014
Share-based compensation:
Cost of services	$563	$400	$490	$2,047	$1,956
General and administrative	1,002	1,513	1,202	5,398	4,741
Sales and marketing	716	643	624	2,657	2,317
Research and development	582	568	375	2,236	1,477
Total share-based compensation	$2,863	$3,124	$2,691	$12,338	$10,491

Depreciation and amortization:
Network-related depreciation	$4,811	$4,636	$3,985	$17,975	$16,673
Other depreciation and amortization	544	445	457	1,866	2,391
Amortization of intangible assets	461	203	204	1,063	1,138
Total depreciation and amortization	$5,816	$5,284	$4,646	$20,904	$20,202

Net decrease in cash, cash equivalents and marketable securities:	$3,427	$(5,342)	$(8,172)	$(20,082)	$(25,384)

End of period statistics:
Approximate number of active customers	963	981	1,095	963	1,095

Number of employees and employee equivalents	509	556	520	509	520

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2014	2015	2014
Operating activities
Net loss	$(4,145)	$(7,762)	$(5,007)	$(23,952)	$(24,591)
Income from discontinued operations	—	—	—	—	265
Net loss from continuing operations	(4,145)	(7,762)	(5,007)	(23,952)	(24,856)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	5,816	5,284	4,646	20,904	20,202
Share-based compensation	2,863	3,124	2,691	12,338	10,491
Foreign currency remeasurement (gain) loss	492	(488)	(1,100)	(1,591)	(2,167)
Deferred income taxes	67	94	(174)	46	(359)
Accounts receivable charges	299	268	(75)	1,037	408
Amortization of premium on marketable securities	42	46	85	194	459
Non cash tax benefit associated with income from discontinued operations	—	—	—	—	(59)
Changes in operating assets and liabilities:
Accounts receivable	57	4,025	(104)	(5,210)	(1,600)
Prepaid expenses and other current assets	(490)	498	(747)	(194)	(1,792)
Income taxes receivable	9	24	95	44	150
Other assets	1,477	578	616	3,064	1,607
Accounts payable and other current liabilities	(425)	(1,156)	(977)	85	122
Deferred revenue	(681)	(568)	(216)	(932)	(1,109)
Income taxes payable	(2)	(78)	(19)	(80)	(233)
Other long term liabilities	1,358	(225)	(251)	688	(796)
Net cash provided by (used in) operating activities of continuing operations	6,737	3,664	(537)	6,441	468
Investing activities
Purchases of marketable securities	—	(4,899)	(7,813)	(16,821)	(25,482)
Maturities of marketable securities	5,700	5,160	6,600	22,620	22,150
Purchases of property and equipment	(3,960)	(8,693)	(4,597)	(24,714)	(18,581)
Proceeds from sale of discontinued operations	—	—	—	—	414
Net cash provided by (used in) investing activities of continuing operations	1,740	(8,432)	(5,810)	(18,915)	(21,499)
Financing activities
Payments on capital lease obligations	(95)	—	(54)	(453)	(466)
Payment of employee tax withholdings related to restricted stock vesting	(348)	(335)	(340)	(2,627)	(1,795)
Cash paid for purchase of common stock	—	—	(2,042)	(957)	(4,542)
Proceeds from line of credit	—	—	—	—	—
Proceeds from employee stock plans	1,287	212	414	4,018	1,381
Net cash provided by (used in) financing activities of continuing operations	844	(123)	(2,022)	(19)	(5,422)
Effect of exchange rate changes on cash and cash equivalents	(93)	(159)	(892)	(594)	(1,732)
Discontinued operations
Cash used in operating activities of discontinued operations	—	—	—	—	(4)
Net increase (decrease) in cash and cash equivalents	9,228	(5,050)	(9,261)	(13,087)	(28,189)
Cash and cash equivalents, beginning of period	35,452	40,502	67,028	57,767	85,956
Cash and cash equivalents, end of period	$44,680	$35,452	$57,767	$44,680	$57,767
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net loss, EBITDA from continuing operations and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss, adjusted to exclude share-based compensation, litigation expenses, amortization of intangible assets, the gain (loss) on sale of our web content management (WCM) business and discontinued operations. We believe that EBITDA from continuing operations provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA from continuing operations as U.S. GAAP net loss adjusted to exclude interest and other (income) expense, interest expense, income tax expense, depreciation and amortization,

Exhibit 99.1

discontinued operations and gain (loss) on sale of WCM. We define Adjusted EBITDA as EBITDA from continuing operations adjusted to exclude share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period-to-period, as well as across companies.
The terms Non-GAAP net loss, EBITDA from continuing operations and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net loss, EBITDA from continuing operations and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA from continuing operations and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA from continuing operations and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	these measures do not reflect the cash requirements necessary for litigation costs;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA from continuing operations and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA from continuing operations and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss), EBITDA from continuing operations, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2015		September 30, 2015		December 31, 2014		December 31, 2015		December 31, 2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(4,145)	$(0.04)	$(7,762)	$(0.08)	$(5,007)	$(0.05)	$(23,952)	$(0.24)	$(24,591)	$(0.25)
Share-based compensation	2,863	0.03	3,124	0.03	2,691	0.03	12,338	0.12	10,491	0.11
Litigation defense expenses	402	—	140	—	(3)	—	(613)	(0.01)	817	0.01
Amortization of intangible assets	461	—	203	—	204	—	1,063	0.01	1,138	0.01
Loss on sale of the WCM business	—	—	—	—	—	—	—	—	62	—
Loss (income) from discontinued operations	—	—	—	—	—	—	—	—	(265)	—
Non-GAAP net loss	$(419)	$—	$(4,295)	$(0.04)	$(2,115)	$(0.02)	$(11,164)	$(0.11)	$(12,348)	$(0.13)

Weighted average shares used in per share calculation:		101,391		100,552		98,637		100,105		98,365

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
U.S. GAAP net loss	$(4,145)	$(7,762)	$(5,007)	$(23,952)	$(24,591)
Depreciation and amortization	5,816	5,284	4,646	20,904	20,202
Interest expense	25	—	6	29	32
Loss on sale of the WCM business	—	—	—	—	62
Interest and other (income) expense	321	(555)	(880)	(2,065)	(2,159)
Income tax expense	46	76	22	267	203
Loss (income) from discontinued operations	—	—	—	—	(265)
EBITDA from continuing operations	$2,063	$(2,957)	$(1,213)	$(4,817)	$(6,516)
Share-based compensation	2,863	3,124	2,691	12,338	10,491
Litigation defense expenses	402	140	(3)	(613)	817
Adjusted EBITDA	$5,328	$307	$1,475	$6,908	$4,792
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our strategic focus; our expectations regarding revenues for the full year 2016; gross margin, non-GAAP net income (loss) and capital expenditures for

Exhibit 99.1

the full year 2016; the growth of our business; the performance of our services; our expectations regarding the Akamai litigation; our future prospects; and our position in our industry. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of February 9, 2016, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships - all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2015 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ